EXHIBIT 23 - CONSENT OF EXPERTS
             -------------------------------

P A R K E R & C O.
CHARTERED ACCOUNTANTS
200 - 2560 Simpson Road, Richmond BC  V6X 1P9
Telephone: (604) 276-9920 Fax: (604) 276-4577


June 17, 2002

U.S. Securities and Exchange Commission
Washington, D.C. USA 20549


Reference:	eXmailit.com
		Audited Consolidated Financial Statements
		For the Year Ended 31 December 2001 and 2000

Dear Sirs:

We refer to the US Securities and Exchange Commissions Form 10-SB12G General Form For Registration of Securities of Small Business Issuers for eXmailit.com dated 31 December 2001.

We consent to the use in the above-mentioned Form of our report dated 8 April 2002 to the stockholders of eXmailit.com on the following financial statements:

- Statement of financial position as at 31 December 2001 and 2000;

- Statements of loss and deficit, cash flows and changes in stockholders' equity for the year ended 31 December
  2001 and for the period from inception, 6 April 2000 to 31 December 2000.

We report that we have read the Form 10 for submission to the US Securities and Exchange Commission and have no reason to believe that there are any misrepresentations in the information contained therein that is derived from the consolidated financial statements which we have reported on or that is within our knowledge as a result of our audit of such consolidated financial statements.

This letter is provided to the US Securities and Exchange Commission to which it is addressed pursuant to the requirements of the Securities Exchange Act of 1934 and not for any other purpose.

Yours truly,
/s/ Parker & Co.
Chartered Accountants